                                                                     Exhibit 4.1

                                MANOR CARE, INC.,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND

                               NATIONAL CITY BANK,
                                   AS TRUSTEE

                    2.125% Convertible Senior Notes due 2023

                                    INDENTURE

                           Dated as of April 15, 2003

                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
                                                 ARTICLE I
                                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions.....................................................................         1
SECTION 1.2.  Other Definitions...............................................................        11
SECTION 1.3.  Incorporation by Reference of Trust Indenture Act...............................        12
SECTION 1.4.  Rules of Construction...........................................................        12

                                                 ARTICLE II
                                               THE SECURITIES

SECTION 2.1.  Title and Terms.................................................................        13
SECTION 2.2.  Form of Securities..............................................................        14
SECTION 2.3.  Legends.........................................................................        15
SECTION 2.4.  Execution and Authentication....................................................        19
SECTION 2.5.  Registrar and Paying Agent......................................................        20
SECTION 2.6.  Paying Agent To Hold Money in Trust.............................................        21
SECTION 2.7.  Securityholder Lists............................................................        22
SECTION 2.8.  General Provisions Relating to Transfer and Exchange............................        22
SECTION 2.9.  Book-Entry Provisions for the Global Securities.................................        23
SECTION 2.10. Special Transfer Provisions.....................................................        24
SECTION 2.11. Mutilated, Destroyed, Lost or Stolen Securities.................................        26
SECTION 2.12. Outstanding Securities..........................................................        27
SECTION 2.13. Temporary Securities............................................................        27
SECTION 2.14. Cancellation....................................................................        28
SECTION 2.15. Payment of Interest; Defaulted Interest.........................................        28
SECTION 2.16. Computation of Interest.........................................................        29
SECTION 2.17. CUSIP and ISIN Numbers..........................................................        29

                                                ARTICLE III
                                                 COVENANTS

SECTION 3.1.  Payment of Securities...........................................................        30
SECTION 3.2.  Financial Statements............................................................        30
SECTION 3.3.  Future Subsidiary Guarantors; Release of Guarantees.............................        31
SECTION 3.4.  Maintenance of Office or Agency.................................................        32
SECTION 3.5.  Corporate Existence.............................................................        32
SECTION 3.6.  Payment of Taxes and Other Claims...............................................        33
SECTION 3.7.  Payments for Consent............................................................        33
SECTION 3.8.  Compliance Certificate..........................................................        33
SECTION 3.9.  Further Instruments and Acts....................................................        33
SECTION 3.10. Statement by Officers as to Default.............................................        33
SECTION 3.11. Tax Treatment...................................................................        33
SECTION 3.12. Additional Amounts..............................................................        34

                                                 ARTICLE IV
                                             SUCCESSOR COMPANY

SECTION 4.1.  Consolidation, Merger and Sale of Assets........................................        34

                                                 ARTICLE V
                                          REDEMPTION OF SECURITIES

SECTION 5.1.  Optional Redemption.............................................................        35
SECTION 5.2.  Applicability of Article........................................................        35
SECTION 5.3.  Election to Redeem; Notice to Trustee...........................................        35
SECTION 5.4.  Selection by Trustee of Securities to Be Redeemed...............................        35
SECTION 5.5.  Notice of Redemption............................................................        36
SECTION 5.6.  Deposit of Redemption Price.....................................................        37
SECTION 5.7.  Securities Payable on Redemption Date...........................................        37
SECTION 5.8.  Securities Redeemed in Part.....................................................        38

                                                 ARTICLE VI
                                           DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default...............................................................        38
SECTION 6.2.  Acceleration....................................................................        40
SECTION 6.3.  Other Remedies..................................................................        40
SECTION 6.4.  Waiver of Past Defaults.........................................................        40
SECTION 6.5.  Control by Majority.............................................................        41
SECTION 6.6.  Limitation on Suits.............................................................        41
SECTION 6.7.  Rights of Holders to Receive Payment............................................        42
SECTION 6.8.  Collection Suit by Trustee......................................................        42
SECTION 6.9.  Trustee May File Proofs of Claim................................................        42
SECTION 6.10. Priorities......................................................................        42
SECTION 6.11. Undertaking for Costs...........................................................        42

                                                ARTICLE VII
                                                  TRUSTEE

SECTION 7.1.  Duties of Trustee...............................................................        43
SECTION 7.2.  Rights of Trustee...............................................................        44
SECTION 7.3.  Individual Rights of Trustee....................................................        45
SECTION 7.4.  Trustee's Disclaimer............................................................        45
SECTION 7.5.  Notice of Defaults..............................................................        45
SECTION 7.6.  Reports by Trustee to Holders...................................................        45
SECTION 7.7.  Compensation and Indemnity......................................................        46
SECTION 7.8.  Replacement of Trustee..........................................................        46
SECTION 7.9.  Successor Trustee by Merger.....................................................        47
SECTION 7.10. Eligibility; Disqualification...................................................        48
SECTION 7.11. Preferential Collection of Claims Against Company...............................        48
SECTION 7.12. Trustee's Application for Instruction from the Company..........................        48

                                                ARTICLE VIII
                                           DISCHARGE OF INDENTURE

SECTION 8.1.  Discharge of Liability on Securities............................................        48

SECTION 8.2.  Reinstatement...................................................................        49
SECTION 8.3.  Officers' Certificate; Opinion of Counsel.......................................        49

                                                 ARTICLE IX
                                                 AMENDMENTS

SECTION 9.1.  Without Consent of Holders......................................................        50
SECTION 9.2.  With Consent of Holders.........................................................        50
SECTION 9.3.  Compliance with Trust Indenture Act.............................................        52
SECTION 9.4.  Revocation and Effect of Consents and Waivers...................................        52
SECTION 9.5.  Notation on or Exchange of Securities...........................................        52
SECTION 9.6.  Trustee To Sign Amendments......................................................        52

                                                 ARTICLE X
                                            SUBSIDIARY GUARANTEE

SECTION 10.1. Subsidiary Guarantee............................................................        53
SECTION 10.2. Limitation on Liability; Termination, Release and Discharge Upon Merger or
               Consolidation; Termination on Conversion.......................................        54
SECTION 10.3. Right of Contribution...........................................................        55
SECTION 10.4. No Subrogation..................................................................        56

                                                 ARTICLE XI

                          PURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE;
                                    REPURCHASE AT THE OPTION OF HOLDERS

SECTION 11.1. Purchase at the Option of the Holder Upon a Fundamental Change..................        56
SECTION 11.2. Purchase of Securities at the Option of the Holder..............................        59
SECTION 11.3. Further Conditions and Procedures for Purchase at the Option of the Holder
               Upon a Fundamental Change and Purchase of Securities at the Option of the
               Holder.........................................................................        61

                                                ARTICLE XII
                                                 CONVERSION

SECTION 12.1. Conversion of Securities........................................................        67
SECTION 12.2. Adjustments to Conversion Price.................................................        69
SECTION 12.3. Miscellaneous Provisions Relating to Conversion.................................        73

                                                ARTICLE XIII
                                               MISCELLANEOUS

SECTION 13.1. Trust Indenture Act Controls....................................................        76
SECTION 13.2. Notices.........................................................................        77
SECTION 13.3. Communication by Holders with other Holders.....................................        77
SECTION 13.4. Certificate and Opinion as to Conditions Precedent..............................        78
SECTION 13.5. Statements Required in Certificate or Opinion...................................        78
SECTION 13.6. When Securities Disregarded.....................................................        78
SECTION 13.7. Rules by Trustee, Paying Agent and Registrar....................................        78
SECTION 13.8. Legal Holidays..................................................................        79
SECTION 13.9. GOVERNING LAW...................................................................        79

SECTION 13.10 .  No Recourse Against Others....................................................         79
SECTION 13.11 .  Successors....................................................................         79
SECTION 13.12 .  Multiple Originals............................................................         79
SECTION 13.13 .  Qualification of Indenture....................................................         79
SECTION 13.14 .  Table of Contents; Headings...................................................         79

EXHIBIT A  Form of the Security
EXHIBIT B  Form of Indenture Supplement to Add Subsidiary Guarantors

                              CROSS-REFERENCE TABLE

TIA                                                                                     Indenture
Section                                                                                 Section
310(a)(1)                 ...........................................................      7.10
   (a)(2)                 ...........................................................      7.10
   (a)(3)                 ...........................................................     N.A.
   (a)(4)                 ...........................................................     N.A.
   (a)(5)                 ...........................................................      7.10
   (b)                    ...........................................................      7.8; 7.10
   (c)                    ...........................................................     N.A.
311(a)                    ...........................................................      7.11
   (b)                    ...........................................................      7.11
   (c)                    ...........................................................     N.A.
312(a)                    ...........................................................      2.7
   (b)                    ...........................................................     13.3
   (c)                    ...........................................................     13.3
313(a)                    ...........................................................      7.6
   (b)(1)                 ...........................................................     N.A.
   (b)(2)                 ...........................................................      7.6
   (c)                    ...........................................................      7.6
   (d)                    ...........................................................      7.6
314(a)                    ...........................................................      3.2; 3.8, 13.5
   (b)                    ...........................................................     N.A.
   (c)(1)                 ...........................................................     13.4
   (c)(2)                 ...........................................................     13.4
   (c)(3)                 ...........................................................     N.A.
   (d)                    ...........................................................     N.A.
   (e)                    ...........................................................     13.5
315(a)                    ...........................................................      7.1
   (b)                    ...........................................................      7.5; 13.2
   (c)                    ...........................................................      7.1
   (d)                    ...........................................................      7.1
   (e)                    ...........................................................      6.11
316(a)(last sentence)     ...........................................................     13.6
   (a)(1)(A)              ...........................................................      6.5
   (a)(1)(B)              ...........................................................      6.4
   (a)(2)                 ...........................................................     N.A.
   (b)                    ...........................................................      6.7
   (c)                    ...........................................................      6.5
317(a)(1)                 ...........................................................      6.8
   (a)(2)                 ...........................................................      6.9
   (b)                    ...........................................................      2.6
318(a)                    ...........................................................     13.1

   N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                  INDENTURE dated as of April 15, 2003, among MANOR CARE, INC., a Delaware corporation (the "Company"), THE SUBSIDIARY GUARANTORS (as defined) and NATIONAL CITY BANK, a national banking association (the "Trustee"), as Trustee.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 2.125% Convertible Senior Notes due 2023 (the "Securities") on the date hereof and the guarantees thereof by certain of the Company's subsidiaries.

                                   ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.1. Definitions.

                  "2006 Notes" means MCA's $150.0 million principal amount of 7 1/2% Senior Notes due 2006.

                  "2008 Notes" means the Company's $200.0 million principal amount of 8% Senior Notes due 2008.

                  "2013 Notes" means the Company's $200.0 million principal amount of 6.25% Senior Notes due 2013.

                  "Additional Amounts" means all amounts, if any, payable pursuant to Section 2 of the Registration Rights Agreement.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.

                  "Applicable Five Day Trading Period" means, with respect to any interest period in which Contingent Interest may be payable, the five Trading Days ending on the second Trading Day immediately preceding the first day of such interest period.

                  "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                  "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13(d)(3) promulgated by the SEC under the Exchange Act.

                  "Bid Agent" means a bid solicitation agent appointed by the Company to act in such capacity for the purposes of determining the Securities Price, provided that such agent shall not be the Company or an Affiliate of the Company. The Bid Agent appointed by the Company shall initially be the Trustee.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York and Cleveland, Ohio are authorized or required by law to close.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                   "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Equity" of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  "Company Notice" has the meaning provided in Section 11.3(a).

                  "Company" means Manor Care, Inc. or its successors and assigns.

                  "Company Notice Date" has the meaning provided in Section 11.3(a).

                  "Contingent Interest" has the meaning provided in Section 2.1(d).

                  "Continuing Director" means a director who either was a member of our board of directors on the date of the Offering Memorandum or who becomes a director of the Company subsequent to that date and whose election, appointment or nomination for election by our stockholders, is duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

                  "Conversion Agent" means the office or agency appointed by the Company where Securities may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee

                  "Conversion Date" has the meaning provided in Section 12.1(b).

                  "Conversion Price" means the principal amount of Securities that can be exchanged for one share of Common Stock (initially $31.12), subject to adjustments set forth herein.

                  "Conversion Rate" means the number of shares of Common Stock issuable in respect of $1,000 principal amount of Securities determined by dividing such principal amount by the then applicable Conversion Price.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

                  (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

                  (5) Capitalized Lease Obligations and all Attributable Debt of such Person; and

                  (6) the principal component of Debt of other Persons to the extent Guaranteed by such Person.

The amount of Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Securities" means certificated Securities.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

                  "Euroclear" means Euroclear Bank S.A./N.V. or any successor securities clearing agency.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Fair Market Value" means the amount that a willing buyer would pay a willing seller in an arm's length transaction.

                  "Fiscal Year" means the fiscal year of the Company ending on December 31 of each year.

                  A "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occurs:

                  (1) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity;

                  (2) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company's Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

                  (3) Continuing Directors cease to constitute at least a majority of the Company's Board of Directors;

                  (4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (5) the Company's Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States;

provided, however, that a Fundamental Change shall not be deemed to have occurred if either (I) the Sale Price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the announcement thereof shall equal or exceed 105% of the Conversion Price per share of Common Stock in effect on each of those Trading Days or (II) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Securities become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).

                  "Fundamental Change Purchase Date" has the meaning provided in
Section 11.1.

                  "Fundamental Change Purchase Notice" has the meaning provided in Section 11.1(b).

                  "Fundamental Change Purchase Price" has the meaning provided in Section 11.1.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Securities Register.

                  "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Purchasers" means, collectively, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC.

                  "Issue Date" means April 15, 2003.

                  "Legal Holiday" has the meaning ascribed to it in Section
13.8.

                  "Market Price" means the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day prior to the applicable Purchase Date, Fundamental Change Purchase Date or date of determination (if the third Business Day prior to the applicable Purchase Date, Fundamental Change Purchase Date or date of determination is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Purchase Date, Fundamental Change Purchase Date or date of determination, of any event requiring an adjustment of the Conversion Price under this Indenture.

                  "MCA" means Manor Care of America, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, or any of its successors and assigns.

                  "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then "Moody's" shall mean any other nationally recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

                  "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or
(C) constitute the lender and (ii) in respect of which a default (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would not permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (including any Non-Recourse Subsidiary) to declare a default on such other Debt or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-Recourse Subsidiary" means a Subsidiary which (i) has not acquired any assets (other than cash) directly or indirectly from the Company or any Subsidiary, (ii) only owns assets acquired after the Issue Date or assets acquired prior to the date such entity becomes a Subsidiary and (iii) has no Debt other than Non-Recourse Debt.

                  "Obligations" has the meaning ascribed to it in Section 10.1.

                  "Offering Memorandum" means the offering memorandum, dated April 10, 2003, relating to the offering by the Company of $90.0 million of the 2.125% Convertible Senior Notes due 2023 (which may be increased to $100.0 million principal amount of the Securities if the Initial Purchasers' option set forth in Section 2 of the Purchase Agreement to purchase additional Securities is exercised in full).

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Subsidiary Guarantor has a correlative meaning.

                  "Officers' Certificate" means a certificate signed by two Officers or attorneys-in-fact or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or the Subsidiary Guarantors, as applicable.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Publicly Traded Securities" has the meaning provided in the definition of Fundamental Change in this Section 1.1.

                  "Purchase Date" has the meaning provided in Section 11.2(a).

                  "Purchase Notice" has the meaning provided in Section 11.2(a)(1).

                  "Purchase Price" has the meaning provided in paragraph 7 of the Securities.

                  "QIB" means any "qualified institutional buyer" (as term is defined in Rule 144A).

                  "Regular Record Date" for the interest on the Securities (including Contingent Interest, if any) and Additional Amounts, if any, means the April 1 (whether or not a Business Day) next preceding an interest payment date on April 15 and the October 1 (whether or not a Business Day) next preceding an interest payment date on October 15.

                  "Redemption Date" means, with respect to any redemption of Securities, the date of redemption with respect thereto.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Initial Purchasers, the Subsidiary Guarantors and the Company.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Restricted Securities" has the meaning provided in Section 2.3(a).

                  "Restricted Securities Legend" has the meaning provided in
Section 2.3(a).

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or, if Standard & Poor's Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then "S&P" shall mean any other nationally recognized rating agency, other than Moody's, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

                  "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or its Subsidiaries of any property or assets (other than any such arrangement involving (i) a lease for a term, including renewal rights, of not more than 36 months, (ii) a lease of property within 18 months from the acquisition or, in the case of the construction, alteration or improvement of property, the later of the completion of the construction, alteration or improvement of such property or the commencement of commercial operation of the property, or (iii) leases between or among the Company and a Subsidiary or Subsidiaries), which property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such Person.

                  "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

                  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

                  If the Common Stock is not so quoted, the Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Securities Act" means the Securities Act of 1933 (15 U.S.C. Sections 77a - 77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Securities Custodian" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

                  "Securities Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Agent for $10,000,000 of Securities at approximately 4:00 p.m. (New York City time) on such determination date from three unaffiliated recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Securities Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 12.2.

                  "Securities Register" means the register of Securities, maintained by the Registrar, pursuant to Section 2.5.

                  "Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, (i) the Credit Agreement, dated as of September 25, 1998, among the Company, MCA, Bank of America, N.A., as Administrative Agent, and the lenders parties thereto from time to time, as amended by the First Amendment to the Five Year

Credit Agreement, dated as of February 9, 2000, and by the Second Amendment to the Five Year Credit Agreement, dated as of September 22, 2000, and as may be further amended from time to time and (ii) the proposed three-year senior revolving credit facility which may be among the Company, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, and the lenders parties thereto from time to time, as may be amended or modified from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

                  "Shelf Registration Statement" shall have the meaning contemplated by and in accordance with the terms of the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

                  "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto (including pursuant to Exhibit B), and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

                  "Subsidiary Guarantor" means MCA and each Subsidiary of the Company (other than a Subsidiary that does not guarantee obligations under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes or the 2013 Notes) in existence on the Issue Date and, any Subsidiary that is required to Guarantee the Securities under the terms of this Indenture.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

                  "Trading Day" means a day on which the Company's Common Stock
(a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over- the-counter market that is the primary market for the trading of the Company's Common Stock.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  SECTION 1.2. Other Definitions.

                                              Defined in
              Term                             Section
              ----                            ----------
"Agent"                                          3.4
"Agent Member"                                   2.9
"Authenticating Agent"                           2.4
"Certificate of Destruction"                     2.14
"Company Order"                                  2.4
"cross acceleration provision"                   6.1
"Defaulted Interest"                             2.15
"Determination Date"                            12.2
"Event of Default"                               6.1
"Expiration Time"                               12.2
"Global Securities"                              2.2
"Global Security Legend"                         2.3
"judgment default provision"                     6.1
"Paying Agent"                                   2.5
"Payment Default"                                6.1
"Purchased Shares"                              12.2
"Registrar"                                      2.5
"Special Interest Payment Date"                  2.15
"Special Record Date"                            2.15
"Successor Company"                              4.1
"tendered shares"                               12.2
"tender offer"                                  12.2
"Trigger Event"                                 12.2
"Triggering Distribution"                       12.2

                  SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                           (3)      "or" is not exclusive;

                           (4)      "including" means including without
         limitation;

                           (5) words in the singular include the plural and words in the plural include the singular;

                           (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                           (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or
         (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.1. Title and Terms. (a) The Securities shall be known and designated as the "2.125% Convertible Senior Notes due 2023" of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $90.0 million (or up to $100.0 million if the Initial Purchasers' option set forth in Section 2 of the Purchase Agreement is exercised), except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.8, 2.9, 2.10, 2.11, 2.13, 9.5, 5.8, 11.3 or 12.1. The
Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

                  (b)      The Securities shall mature on April 15, 2023.

                  (c) Interest shall accrue from and including April 15, 2003 until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on April 15 and October 15 in each year, commencing October 15, 2003.

                  (d) In addition, contingent interest, if any ("Contingent Interest"), will accrue on each Security during any six-month period from April 15 to October 14 and from October 15 to April 14, as appropriate, commencing with the six-month period beginning April 15, 2010, if the average Securities Price for the Applicable Five Trading Day Period with respect to such interest period equals 120% or more of $1,000 principal amount of Securities. The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any interest period shall equal 0.25% of the average Securities Price for the Applicable Five Day Trading Period with respect to such interest period. Contingent Interest, if any, will accrue from April 15 or October 15, as applicable, and will be payable on the next succeeding October 15 or April 15 interest payment date, as the case may be. Contingent Interest will be paid to the person in whose name a Security is registered at the close of business on April 1 or October 1, as the case may be, immediately preceding the relevant interest payment date on which Contingent Interest is payable. All payments of Contingent Interest shall be made in cash.

                  Upon determination that Holders will be entitled to receive Contingent Interest during an interest period, on or prior to the first day of such interest period, the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing such information with respect to the payment of Contingent Interest or publish such information on its web site or through such other public medium as the Company may use at that time.

                  (e)      Except as provided in the last sentence of this
Section 2.1(e), a Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including Contingent Interest, if any) and Additional Amounts, if any, on such Security on the corresponding interest payment date. Holders of Securities at the close of business on a Regular Record Date will receive payment of interest (including any Contingent Interest) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding interest payment date (except for Securities in respect of which a Redemption Date has been declared that falls within this period or on such interest payment date) must be accompanied by payment of an amount equal to the interest (including any Contingent Interest) that the Holder is to receive on the Securities. If the Company is required to pay any Contingent Interest, Securities surrendered for conversion during the period from the close of business on the Regular Record Date for such Contingent Interest to the opening of business on the interest payment date for such Contingent Interest (except for Securities in respect of which a Redemption Date has been declared that falls within this period or on such interest payment date for such Contingent Interest) must be accompanied by payment of an amount equal to such Contingent Interest that the Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Contingent Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion. Notwithstanding the foregoing, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest and any Additional Amounts in respect of a Security if the Company calls such Security for redemption and such Holder converts its Security prior to the Redemption Date.

                  (f) Principal of and interest (including Contingent Interest, if any) and Additional Amounts, if any, on, Global Securities shall be payable to DTC in immediately available funds.

                  (g) Principal on Definitive Securities shall be payable in immediately available funds or, at the option of the Company, at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Contingent Interest, if any) and Additional Amounts, if any, on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder's account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

                  (h) The Securities shall be redeemable at the option of the Company as provided in Article V.

                  (i) The Securities shall be repurchaseable by the Company at the option of Holders as provided in Article XI.

                  (j) The Securities shall be convertible at the option of the Holders as provided in Article XII.

                  (k) The Securities shall be jointly and severally guaranteed by the Guarantors as provided in Article X.

                  SECTION 2.2. Form of Securities.

                  (a) Except as otherwise provided pursuant to this Section 2.2, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.3. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

                  (b) The Securities are being offered and sold by the Company pursuant to the Purchase Agreement. Securities offered and sold to QIBs in accordance with Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3 (each a "Global Security" and collectively the "Global Securities"). Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of DTC or its nominee, as hereinafter provided.

                  (c) Definitive Securities may be exchanged for interests in Global Securities pursuant to Section 2.9.

                  SECTION 2.3. Legends.

                  (a) Restricted Securities Legends. Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.3(a)(1), and each Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security issued hereunder, shall, upon issuance, bear the legend set forth in Section 2.3(a)(2) (each such legend, a "Restricted Securities Legend"), and such legend shall not be removed except as provided in
Section 2.3(a)(3). Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(1) (together with each Common Stock certificate representing shares of the Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(2), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this
Section 2.3(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder's acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

                  As used in Section 2.3(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

                  (1)      Restricted Securities Legend for Securities.

                  Except as provided in Section 2.3(a)(3), any certificate evidencing such Security (and all Securities issued in exchange therefor or substitution thereof, other than stock certificates representing shares of the Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.3(a)(2), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS (1) THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERM "UNITED STATES" HAS THE MEANING GIVEN TO IT BY REGULATION S UNDER THE SECURITIES ACT."

                  (2) Restricted Securities Legend for the Common Stock Issued Upon Conversion of the Securities.

                  Each stock certificate representing Common Stock issued upon conversion of the Securities will bear the following legend (unless such Common Stock has been sold pursuant to

Rule 144 or pursuant to a registration statement that has been declared effective under the Securities Act):

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERM "UNITED STATES" HAS THE MEANING GIVEN TO IT BY REGULATION S UNDER THE SECURITIES ACT."

                  (3)      Removal of the Restricted Securities Legends.

                  Each Security and each Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security (other than a Common Stock certificate representing shares of the Common Stock issued upon conversion of a Security that previously has been sold pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such sale) shall bear the applicable Restricted Securities Legend set forth in Section 2.3(a)(1) or 2.3(a)(2), as the case may be, until the earlier of:

                           (i)      the date which is the later of two years
after the original issuance date of such Security and three months after a Holder ceased to be an affiliate of the Company;

                           (ii)     and the date such Security has, or such
shares of the Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale).

The Holder must give notice thereof to the Trustee and any transfer agent for the Common Stock, as applicable.

                  Notwithstanding the foregoing, the Restricted Securities Legend may be removed from any Security or any Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of the Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence, at the written direction of the Company, (i) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend or (ii) in the case of a Common Stock certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the Common Stock certificate or certificates representing such shares of Common Stock bearing such legend, one or more new Common Stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Security or Common Stock certificates representing shares of the Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security or Common Stock certificates representing shares of the Common Stock issued upon conversion of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a "restricted security" (or such shares of Common Stock are "restricted securities") within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

                  Any Security (or Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(1) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.8, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(1).

                  Any Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(2) as set forth therein have been satisfied may, upon surrender of the Common Stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new Common Stock certificate or certificates representing a like aggregate number of shares of

Common Stock, which shall not bear the Restricted Securities Legend required by
Section 2.3(a)(2).

                  (4)      Global Security Legend

                  Each Global Security shall also bear the following legend (the "Global Security Legend") on the face thereof:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (5)      Legend for Definitive Securities

                  Definitive Securities, in addition to the legend set forth in
Section 2.3(a)(1), will also bear a legend substantially in the following form:

"THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES."

                  SECTION 2.4. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

                   At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order") for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $90.0 million (or up to $100.0 million if the Initial Purchasers' option set forth in Section 2 of the Purchase Agreement to purchase additional Securities is exercised in full) outstanding, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of the same class pursuant to Section 2.8, 2.9, 2.10, 2.11, 2.13, 9.5, 5.8, 11.3 or 12.1. All Securities issued on the Issue Date shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Any such instrument shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  In case the Company or any Subsidiary Guarantor, pursuant to
Article IV or Section 10.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.4 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

                  SECTION 2.5. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange

(the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Securities Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrar.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

                   SECTION 2.6. Paying Agent To Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest (including any Contingent Interest) and Additional Amounts, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Contingent Interest) and Additional Amounts, if any, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.7. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA Section 312(a).

                  SECTION 2.8. General Provisions Relating to Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

                  When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges in connection with which a Security is issued to a Person other than the Holder submitting the Security for exchange.

                  Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

                  (a) for a period of 15 days prior to the making of a Notice of Redemption of Securities selected for redemption under Article V;

                  (b) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or

                  (c) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

                  Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between beneficial owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.9. Book-Entry Provisions for the Global Securities.
(a) The Global Securities initially shall:

                           (i)      be registered in the name of DTC (or a
nominee thereof);

                           (ii)     be delivered to the Trustee as custodian for
DTC;

                           (iii)    bear the Restricted Securities Legend set
forth in Section 2.3(a)(1); and

                           (iv)     the Global Security Legend set forth in
Section 2.3(b).

                  Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. With respect to any Global Security deposited on behalf of the subscribers for the Securities represented thereby with the Trustee as custodian for DTC for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Clearstream, respectively, shall be applicable to the Global Securities.

                  (b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (c) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other

Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.10.

                  (d)      If at any time:

                           (i)      DTC notifies the Company in writing that it
is unwilling or unable to continue to act as Depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice;

                           (ii)     DTC ceases to be registered as a "clearing
agency" under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation;

                           (iii)    the Company, at its option, notifies the
Trustee in writing that it elects to cause the issuance of the Definitive Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities; or

                           (iv)     an Event of Default has occurred and is
continuing and the Registrar has received a request from DTC for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;

DTC shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Definitive Securities shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

                  (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.9(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

                  SECTION 2.10. Special Transfer Provisions. Unless a Security is (i) transferred after the time period referred to in Rule 144(k) under the Securities Act or (ii) sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale), the following provisions shall apply to any sale, pledge or other transfer of Securities:

                  (a)      Transfer of Securities to a QIB

                  The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a QIB:

                           (1) If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by DTC and, to the extent applicable, Euroclear and Clearstream.

                           (2) If the Securities to be transferred consist of Definitive Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating or has otherwise advised the Company and the Registrar in writing that:

                                    (A)      it is purchasing the Securities for
         its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;

                                    (B)      it and any such account is a QIB
         within the meaning of Rule 144A;

                                    (C)      it is aware that the sale to it is
         being made in reliance on Rule 144A;

                                    (D)      it acknowledges that it has
         received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

                                    (E)      it is aware that the transferor is
         relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  In addition, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Securities in an amount equal to the aggregate principal amount of the Definitive Securities to be transferred, and the Trustee shall cancel the Definitive Securities so transferred.

                  (b)      Other Exchanges.

                  In the event that Global Securities are exchanged for Securities in definitive registered form pursuant to Section 2.9 prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with the provisions of clause (a) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

                  (c)      General.

                  By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section
2.9 hereof or this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  SECTION 2.11. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.12. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 13.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

                  If a Security is replaced pursuant to Section 2.11, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.13. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

                  SECTION 2.14. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies and customary procedures including delivery of a certificate (a "Certificate of Destruction") describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

         At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  SECTION 2.15. Payment of Interest; Defaulted Interest. Interest (including any Contingent Interest) on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.5.

                  Any interest (including any Contingent Interest) on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest (including any Contingent Interest) at the rate borne by the Securities (such defaulted interest (including any Contingent Interest) and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the

Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including any Contingent Interest) accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.16. Computation of Interest. Interest (including any Contingent Interest) on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.17. CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee of any change in the CUSIP and ISIN numbers.

                                  ARTICLE III

                                    Covenants

                  SECTION 3.1. Payment of Securities. The Company shall promptly pay the principal of and interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including any Contingent Interest) and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest (including any Contingent Interest) and Additional Amounts, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest (including any Contingent Interest) and Additional Amounts, if any, payments hereunder

                  SECTION 3.2. Financial Statements. In the event and for so long as the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee and mail to each Holder at such Holder's registered address the following:

                  (a) within 120 days after the end of each fiscal year, its consolidated balance sheets as of the close of such fiscal year and the preceding fiscal year and related consolidated statements of income and shareholders' equity and cash flows, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the two preceding fiscal years, all audited by an independent public accounting firm of recognized national standing and accompanied by an opinion of such accounting firm to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP consistently applied, except as disclosed in the notes thereto. Such balance sheets and related statements shall be substantially comparable in detail to the audited balance sheets and related statements included in the Company's Offering Memorandum and shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A") substantially comparable in detail to the MD&A included in the Offering Memorandum with respect to the Company's fiscal years ended December 31, 2000, 2001 and 2002; and

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related consolidated statements of income and cash flows, stating the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and as of the end of the preceding fiscal year (and the corresponding quarter in the preceding fiscal year) and the then-elapsed portion of such fiscal year (and the corresponding period in the preceding fiscal year). Such balance sheets and related statements shall be prepared in accordance with GAAP consistently applied except as disclosed in the notes thereto and shall be accompanied by an MD&A substantially comparable in detail to the MD&A included in the Offering Memorandum.

                  (c) The Company shall deliver to the Holder, upon request of such Holder, as many copies of the foregoing as may be reasonably requested by such Holder.

                  SECTION 3.3. Future Subsidiary Guarantors; Release of Guarantees. After the Issue Date, the Company will cause (i) each Subsidiary (other than a Subsidiary that does not guarantee obligations under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes and the 2013 Notes) created or acquired by the Company or one or more of its Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of and interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities on a senior basis; provided that (A) a Subsidiary Guarantee from any Subsidiary (other than MCA so long as all or any portion of the 2006 Notes shall remain outstanding) shall be released upon the release of such Subsidiary from any liability under (x) the indentures relating to the 2006 Notes, the 2008 Notes, the 2013 Notes or any related guarantee or similar obligation and (y) any Senior Credit Agreement and any guarantee or similar obligation in respect thereof and (B) MCA shall be released from its obligations under its Subsidiary Guarantee upon the repayment in full of the 2006 Notes (so long as no default or event of default shall have occurred as a consequence thereof) and the release of MCA from any liability under the indentures relating to the 2008 Notes and the 2013 Notes and any obligation it may have in respect of the Senior Credit Agreement and any guarantee or similar obligation in respect thereof; provided that such release of a Subsidiary Guarantor shall not occur in the event such Subsidiary Guarantor is required to deliver a Subsidiary Guarantee in accordance with the paragraph below and then such Subsidiary Guarantee shall only be released in accordance with the paragraph below. Upon notice by the Company to the Trustee of the occurrence of the events described in either of the two preceding sentences, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee.

                  The Company will not permit any Subsidiary to Guarantee the payment of any Debt of the Company unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Securities by such Subsidiary; (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee; and (iii) such Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) the supplemental indenture has been duly executed and authorized and (B) the supplemental indenture constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that such Subsidiary Guarantee shall be released upon the release of such Subsidiary from liability in respect of Guarantees of Debt of the Company; and, provided, further, that any release of a Subsidiary Guarantee under the preceding proviso will not impair the rights of the Holders to receive Subsidiary Guarantees of the Securities in accordance with this paragraph in the event future Debt of the Company is Guaranteed by such Subsidiary.

                  SECTION 3.4. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The agency of National City Bank (the "Agent") currently located at National City Bank c/o The Depository Trust Company, Transfer Agent Drop Service, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 in the City of New York shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 3.5. Corporate Existence. Except as otherwise provided in Article IV and Sections 4.1 and 10.2(b), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Significant Subsidiary or the respective corporate, partnership, limited liability company or other existences of each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company and the rights (charter and statutory) licenses and franchises of the Company and each Significant Subsidiary or each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Significant Subsidiary or the respective corporate, partnership, limited liability company or other existences of each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; provided, further, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of a Subsidiary that is neither a Significant Subsidiary nor a member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company.

                  SECTION 3.6. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

                  SECTION 3.7. Payments for Consent. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                  SECTION 3.8. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  SECTION 3.9. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.10. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, its status and the action which the Company proposes to take with respect thereto.

                  SECTION 3.11. Tax Treatment. The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the

Securities as a contingent payment and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. A Holder of Securities may obtain the issue price, the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for such information to the Company at the following address: Manor Care, Inc., 333 North Summit Street, 16th Floor, Toledo, Ohio 43699-0086, Attention: Geoffrey G. Meyers, Chief Financial Officer.

                  SECTION 3.12. Additional Amounts. If Additional Amounts are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Amounts that are payable and (ii) the date on which such Additional Amounts are payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Amounts are payable. If the Company has paid Additional Amounts directly to the persons entitled to them, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

                                   ARTICLE IV

                               Successor Company

                  SECTION 4.1. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") if not the Company shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) each Subsidiary Guarantor (unless it is the other party to the transactions described above, in which case clause (i) and
         Section 10.2 shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply for such Person's obligations in respect of this Indenture and the Securities and its obligations under the Registration Rights Agreement shall continue to be in effect; and

                  (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

                  For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities.

                                   ARTICLE V

                            Redemption of Securities

                  SECTION 5.1. Optional Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption price specified in paragraph 6 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest (including any Contingent Interest) and Additional Amounts to the Redemption Date.

                  SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 30 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, by lot, or on a pro rata basis among the classes of Securities or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 5.4 shall affect the right of any Holder to convert any Securities pursuant to Article XII before the termination of the conversion right with respect thereto.

                  SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 13.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Company's expense, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in the following items.

                  All notices of redemption shall state:

                           (1)      the Redemption Date,

                           (2) the redemption price and the amount of accrued interest (including any Contingent Interest) and Additional Amounts, if any, to the Redemption Date payable as provided in Section 5.7, if any,

                           (3) the then current Conversion Price, a statement that the Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date, and that Holders who wish to convert Securities must comply with the procedures in paragraph 8 of the Securities,

                           (4) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

                           (5) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                           (6) that on the Redemption Date the redemption price (and accrued interest, if any, (including any Contingent Interest) and Additional Amounts, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest, Contingent Interest, if any, and Additional Amounts, if any, on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

                           (7) the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any, Contingent Interest, if any, and Additional Amounts, if any,

                           (8) the name and address of the Paying Agent and the Conversion Agent,

                           (9) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

                           (10) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

                           (11) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

                  SECTION 5.6. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.6) an amount of money sufficient to pay the redemption price of, and accrued interest, Contingent Interest, if any, and Additional Amounts, if any, on, all the Securities which are to be redeemed on that date other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

                  SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued and unpaid interest, if any, Contingent Interest, if any, and Additional Amounts, if any, to but excluding the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued and unpaid interest, any Contingent Interest, and Additional Amounts, if any) such Securities shall cease to bear interest, Contingent Interest or Additional Amounts. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, any Contingent Interest, and Additional Amounts, if any to the

Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest, any Contingent Interest and any Additional Amounts from the Redemption Date at the rate borne by the Securities.

                  SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.4 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.1. Events of Default. Each of the following is an "Event of Default":

                           (1)      default in any payment of interest
         (including any Contingent Interest) or Additional Amounts (as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                           (2) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                           (3) failure by the Company or any Subsidiary Guarantor to comply with any of its obligations under Article IV or
         Section 10.2;

                           (4) the Company defaults in the performance of or a breach by the Company of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in (1), (2) or (3) above) and such default continues for 60 days after the notice specified below;

                           (5) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (other than Non-Recourse Debt of a Non-Recourse Subsidiary), whether such Debt now exists, or is created after the date of this Indenture, which default

                                    (A)      is caused by a failure to pay
         principal of, or interest or premium, if any, on such Debt prior to the expiration of the grace period provided in such Debt ("Payment Default") or

                                    (B)      results in the acceleration of such
         Debt prior to its maturity (the "cross acceleration provision")

         and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary;

                           (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)      commences a voluntary case or
         proceeding;

                                    (B)      consents to the entry of judgment,
         decree or order for relief against it in an involuntary case or proceeding;

                                    (C)      consents to the appointment of a
         Custodian (as defined below) of it or for any substantial part of its property; or

                                    (D)      makes a general assignment for the
         benefit of its creditors;

                                    (E)      consents to or acquiesces in the
         institution of a bankruptcy or an insolvency proceeding against it;

                                    (F)      takes any corporate action to
         authorize or effect any of the foregoing; or

                                    (G)      takes any comparable action under
         any foreign laws relating to insolvency; or

                           (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)      is for relief against the Company
         in an involuntary case;

                                    (B)      appoints a Custodian of the Company
         for all or substantially all of the Company's property; or

                                    (C)      orders the winding up or
         liquidation of the Company; and

         in each case the order or decree or relief remains unstayed and in effect for 90 days; or

                           (8) there has been entered in a court of competent jurisdiction a final judgment for the payment of $20.0 million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within 90 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished ("judgment default provision").

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  Notwithstanding the foregoing, a Default under clause (4) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company of the Default in writing and the Company does not cure such Default within the time specified in clause (4) of this Section 6.1 after receipt of such notice.

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default under clauses (3), (4), (5), (6), (7) or (8) of this Section 6.1, which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.

                  SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, (including any Contingent Interest) and Additional Amounts, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest (including any Contingent Interest) and Additional Amounts, if any, shall be due and payable immediately.

                  SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent

(including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest (including any Contingent Interest) and Additional Amounts, if any, on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

                  SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2 that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

                           (2) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee to pursue the remedy;

                           (3) such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

                           (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

                           (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Contingent Interest) to the extent lawful) and the amounts provided for in Section 7.7.

                  SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest (including any Contingent Interest) and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                  ARTICLE VII

                                     Trustee

                  SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.

                  (b)      Except during the continuance of an Event of Default:

                           (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

                  SECTION 7.2. Rights of Trustee. Subject to Section 7.1:

                  (a) the Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail by first class mail to each Securityholder at the address set forth in the Securities Register notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest (including any Contingent Interest) and Additional Amounts, if any, on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA
Section 313(c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest (including any Contingent Interest) and Additional Amounts, if any, on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Debt of the Company.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clauses (6) and (7) of Section
6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                           (1)      the Trustee fails to comply with Section
         7.10;

                           (2)      the Trustee is adjudged bankrupt or
         insolvent;

                           (3) a receiver or other public officer takes charge of the Trustee or its property; or

                           (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 7.12. Trustee's Application for Instruction from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE VIII

                             Discharge of Indenture

                  SECTION 8.1. Discharge of Liability on Securities. When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or
(2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity Date, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash or shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest (including Contingent Interest, if any) and Additional Amounts accrued and unpaid to such Stated Maturity Date, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest (including Contingent Interest, if any) and Additional Amounts with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under the Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 8.3 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Securities; the Company, however, hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with the Indenture with respect to the Securities or the Securities.

                  SECTION 8.2. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with the Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount or interest (including Contingent Interest) or Additional Amounts, if any, of any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                  SECTION 8.3. Officers' Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under
Section 8.1, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall include: (1) a statement that the Person making such certificate or

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                                                                              50

opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.1. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                           (1) to cure any ambiguity, omission, defect or inconsistency;

                           (2) to comply with Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;

                           (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                           (4)      to add Guarantees with respect to the
         Securities;

                           (5)      to secure the Securities;

                           (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                           (7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

                           (8) to make any change that does not materially adversely affect the rights of any Securityholder.

           After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.2. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in

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                                                                              51

connection with a purchase of, or tender offer or exchange offer for, Securities) and compliance with the provisions of this Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment or waiver may not:

                           (1) reduce the amount of Securities whose Holders must consent to an amendment;

                           (2) reduce the rate of or extend the stated time for payment of interest, including Contingent Interest, on any Security;

                           (3) reduce the principal of or extend the Stated Maturity of any Security;

                           (4) make any change that adversely affects the right to convert any Securities;

                           (5) reduce the redemption price, the Fundamental Change Purchase Price, the Purchase Price payable upon the redemption or repurchase of any Security or amend or modify in any manner adverse to holders of the Securities the Company's obligation to make such payments, whether through an amendment to or waiver of Article V ,
         Article IX , a definition or otherwise;

                           (6) make any Security payable in money other than that stated in the Security (it being understood that all references to cash in this Indenture and the Securities are to U.S. legal tender) or, other than in accordance with the provisions of this Indenture in effect on the Issue Date, eliminate any existing Guarantee of the Securities;

                           (7) impair the right of any Holder to receive payment of principal of and interest (including any Contingent Interest) and any Additional Amounts on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

                           (8) make any change to the amendment provisions which require each Holder's consent or to the waiver provisions.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder's Securities will not be rendered invalid by such tender or exchange.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

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                                                                              52

                  SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2, as applicable.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                  SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions and complies with the provisions hereof (including Section 9.3).

                                   ARTICLE X

                              Subsidiary Guarantee

                  SECTION 10.1. Subsidiary Guarantee. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and interest, including any Contingent Interest and Additional Amounts, if any, on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest (including any Contingent Interest) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

                  The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Subject to the provisions of Section 3.3, each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor in compliance with Section 10.2. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest (including any Contingent Interest) and Additional Amounts, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of
(i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest (including any Contingent Interest) and Additional Amounts, if any, on such Obligations then due and owing (but only to the extent not prohibited by law).

                  Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

                  Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

                  SECTION 10.2. Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation; Termination on Conversion. (a) The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes and the 2013 Notes) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

                  (b) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to Article III and Article IV, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), except that if the surviving corporation of any such merger or consolidation is a Subsidiary of the Company, such merger, consolidation or sale shall not be permitted unless (i) the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Securities, this Indenture and the Subsidiary Guarantee, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not the Company or a Subsidiary of the Company, which sale or disposition is otherwise in compliance with this Indenture, such Subsidiary Guarantor will be released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate; provided, however, that any such termination will occur only to the extent that (x) with respect to each Subsidiary Guarantor other than MCA, each such Subsidiary Guarantor will be released from obligations under its Subsidiary Guarantee if all the obligations of such Subsidiary Guarantor under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes and the 2013 Notes and related documentation terminate upon consummation of such transaction and (y) with respect to MCA, MCA will be released from its obligations under its Subsidiary Guarantee if the Company and its remaining Subsidiaries are not liable with respect to any Debt of MCA. Each Subsidiary Guarantee with respect to a Security will automatically terminate immediately prior to such Security's conversion.

                  (c) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate upon the discharge of the Securities pursuant to the provisions of Article VIII hereof.

                  SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

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                                                                              56

                  SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

                                   ARTICLE XI

Purchase at Option of Holder Upon a Fundamental Change; Repurchase at the Option of Holders

                  SECTION 11.1. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Securities on a date that is no later than 35 days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 11.3(d)) (the "Fundamental Change Purchase Date"). The Securities shall be repurchased in integral multiples of $1,000 of the Principal Amount. The Company shall purchase such Securities at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, including any Contingent Interest, and Additional Amounts, if any, to but excluding the Fundamental Change Purchase Date. Notwithstanding anything herein to the contrary, the portion of the Fundamental Change Purchase Price that constitutes accrued and unpaid interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities, shall be paid in cash. No Securities may be repurchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the purchase price of all such Securities).

                  (a) Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 11.3(a) hereof, on or before the 20th day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

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                                                                              57

                  (b) Exercise of Option. For a Security to be so purchased at the option of the Holder, the Paying Agent must receive such Security duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

                           (1) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased;

                           (2) the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof;

                           (3) if the Company elects, pursuant to a Company Notice, to pay the Fundamental Change Purchase Price to be paid, in whole or in part, in Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied prior to or on the Fundamental Change Purchase Date, as set forth herein, whether such Holder elects (x) to withdraw such Fundamental Change Purchase Notice as to some or all of the Securities to which such Fundamental Change Purchase Notice relates (stating the principal amount and certificate numbers of the Securities as to which such withdrawal shall relate), or
         (y) to receive cash in respect of the entire Fundamental Change Purchase Price for all Securities (or portions thereof) to which such Fundamental Change Purchase Notice relates. If a Holder, in such Holder's Fundamental Change Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Securities previously submitted for purchase pursuant to a Fundamental Change Purchase Notice, the portion that remains subject to the Fundamental Change Purchase Notice), fails to indicate such Holder's choice with respect to the foregoing election, such Holder shall be deemed to have elected to receive cash in respect of all Securities subject to such Fundamental Change Purchase Notice in the circumstances described in the preceding sentence; and

                           (4) that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture; and

                  (c) Procedures. The Company shall purchase from a Holder, pursuant to this Section 11.1, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 11.1 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Securities.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 11.1 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.3(b).

         The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

         On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash or Common Stock sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section 11.1. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Fundamental Change Purchase Price and cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Fundamental Change Purchase Date. Subject to Section 12.2 herein and paragraph 7 of the Securities, no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Fundamental Change Purchase Date. If the Paying Agent holds, in accordance with the terms of this Indenture, cash or Common Stock sufficient to pay the Fundamental Change Purchase Price of such Securities on the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including any Contingent Interest) and Additional Amounts, if any, on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including any Contingent Interest) and Additional Amounts, if any, upon delivery or transfer of the Securities). If a Holder is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash or Common Stock held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash and

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                                                                              59

Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash or Common Stock held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash or Common Stock delivered to the Trustee.

                  SECTION 11.2. Purchase of Securities at the Option of the Holder.

                  (a) On each of April 15, 2005, April 15, 2008, April 15, 2010, April 15, 2013 and April 15, 2018 (each, a "Purchase Date"), at a Purchase Price 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, including any Contingent Interest, and Additional Amounts, if any, to but excluding the Purchase Date, a Holder shall have the option to require the Company to purchase any outstanding Securities, upon:

                           (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

                           (i) if certificated, the certificate numbers of the Securities which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate DTC procedures;

                           (ii) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof;

                           (iii) that such Securities shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture; and

                           (iv) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of the April 15, 2008, the April 15, 2010, the April 15, 2013 or the April 15, 2018 Purchase Dates, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to the payment of the Purchase Price (or portion thereof) in Common Stock are not satisfied prior to the close of business on the last Business Day prior to the relevant Purchase Date, whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (y) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates (provided, that if a Holder, in such Holder's Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Securities previously submitted for purchase pursuant to a Purchase Notice, the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the

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                                                                              60

                  foregoing election, such Holder shall be deemed to have elected to receive cash in respect of all Securities subject to such Purchase Notice under the foregoing circumstances); and

                           (2) delivery or book-entry transfer of such Securities to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 11.2 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                  (b) The Company shall purchase from a Holder, pursuant to this Section 11.2, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

                  (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 11.2 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Securities.

                  (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this
Section 11.2 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.3(b).

                  (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (f) On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash or Common Stock sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this
Section 11.2. Payment by the Paying Agent of the Purchase Price for such Securities shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Securities. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date. Subject to Section 12.2 herein and paragraph 7 of the Securities, no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, cash or Common Stock sufficient to pay the Purchase Price of such Securities on the Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including any Contingent Interest) and Additional Amounts, if any, on such Securities shall cease to

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                                                                              61

accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued interest (including any Contingent Interest) and Additional Amounts, if any, upon delivery or transfer of the Securities). If a Holder is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

                  (g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash or Common Stock held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash or Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash or Common Stock held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash or Common Stock delivered to the Trustee.

                  (h) Notwithstanding anything herein to the contrary, the portion of the Purchase Price that constitutes accrued and unpaid interest (including any Contingent Interest) and Additional Amounts, if any, on the Securities, shall be paid in cash.

                  SECTION 11.3. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder.

                  (a) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Securities Register maintained by the Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 20th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

                           (1) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Contingent Interest, if any, and Additional Amounts, if any, Conversion Price at the time of such notice and, to the extent known at the time of such notice, the amount of interest (including any Contingent Interest), if any, and Additional Amounts, if any, that will be payable with respect to the Securities on the applicable Purchase Date or Fundamental Change Purchase Date;

                           (2) the name and address of the Paying Agent and the Conversion Agent;

                           (3) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

                           (4) that Securities as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (5) that the Purchase Price or Fundamental Change Purchase Price for any Securities as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Securities;

                           (6) whether the Company will pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, in cash, in Common Stock or in a combination thereof (specifying the percentages of each) and, if Common Stock is to be issued the method for calculating the Market Price of the Common Stock;

                           (7) the procedures the Holder must follow under Sections 11.1 or 11.2, as applicable, and Section 11.3;

                           (8)      briefly, the conversion rights of the
         Securities;

                           (9) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Securities covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including any Contingent Interest) and Additional Amounts, if any, will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

                           (10)     the CUSIP or ISIN number of the Securities;
         and

                           (11) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

                  Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

                  At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

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                                                                              63

                  (b) Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 11.2(a) or Section 11.1(b), as applicable, the Holder of the Securities in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Securities. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Securities (provided the conditions in Section 11.2(a) or Section 11.1(b), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 11.2(a) or Section 11.1(b), as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

                           (1) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

                           (2) if certificated, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and

                           (3) the principal amount, if any, of such Securities which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

                  There shall be no purchase of any Securities pursuant to
Section 11.2 or Section 11.1, if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  (c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased or redeemed.

                  (d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section
11.2 or Section 11.1, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 11.2 or Section 11.1 to be exercised in the time and in the manner specified in Section 11.2 or Section 11.1.

                  (e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 11 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 11.2(f) or Section 11.1(c), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

                  (f) Company's Right to Elect Manner of Payment of Purchase Price. Subject to Section 11.2(h) or Section 11.1, the Company may elect with respect to the April 15, 2008, the April 15, 2010, the April 15, 2013 or the April 15, 2018 Purchase Dates, or with respect to any Fundamental Change Purchase Date, to pay the Purchase Price or Fundamental Change Purchase Price in respect of the Securities to be purchased pursuant to this Indenture as of such Purchase Date or Fundamental Change Purchase Date, (a) in cash or (b) Common Stock (by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Securities in cash by (y) the Market Price of a share of Common Stock), or (c) in any combination of cash and Common Stock, subject to the conditions set forth herein. The Company shall pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate

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                                                                              65

certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 11.3 shall receive the same percentage of cash and/or Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price for such Securities, except (a) as provided herein with regard to the payment of cash in lieu of fractional interests in Common Stock and (b) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash.

                  (g) Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

                           (1)      the manner of payment selected by the
         Company;

                           (2) if the Company elects to pay the Purchase Price or Fundamental Change Purchase Price, or a specified percentage thereof, in Common Stock pursuant to Section 11.3(f), that the conditions to such manner of payment set forth in Section 11.3(i) herein have been or shall be complied with; and

                           (3) whether the Company desires the Trustee to give the Company Notice required by Section 11.3(a) herein.

                  (h) Fractional Shares. The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price. Instead the Company shall pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  (i) Conditions to Exercise of Right to Issue Common Stock. The Company's right to exercise its election to purchase the Securities pursuant to Section 11.2 or Section 11.1 herein through the issuance of shares of Common Stock shall be conditioned upon:

                           (1) the Company having given timely written notice in accordance with Section 11.3(a) of its election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                           (2) the Common Stock being traded on a national securities exchange or quoted on the Nasdaq National Market at such time;

                           (3) that the information necessary to calculate the market price of the Company's Common Stock is published in a daily newspaper of national circulation;

                           (4) (i) (A) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price or

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                                                                              66

         Fundamental Change Purchase Price under the Securities Act or (B) the issuance of the shares of Common Stock in a transaction which is exempt from the registration requirements of the Securities Act and which will not result in such shares of Common Stock being deemed "restricted securities" as defined in Rule 144 under the Securities Act or otherwise and (ii) the shares of Common Stock being registered under the Exchange Act;

                           (5) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                           (6) the receipt by the Trustee of an Officers' Certificate (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) and an Opinion of Counsel each stating that (i) the terms of the issuance of the Common Stock are in conformity with this Indenture and (ii) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Securities, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (1), (2),
         (3), (4) and (5) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (4) and (5) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the applicable Purchase Date or Fundamental Change Purchase Date. The Company may elect to pay the Purchase Price or Fundamental Change Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If any of the conditions set forth in this Section 11.3(i) are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date or Fundamental Change Purchase Date, and the Company elected to purchase the Securities to be purchased as of such Purchase Date or Fundamental Change Purchase Date pursuant to Section 11.2 or Section 11.1 herein through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price or Fundamental Change Purchase Price in respect of such Securities of such Holder or Holders in cash. The Company shall not change the form or components or percentages of components of consideration to be paid for the Securities once it has given the Company Notice, except as described in the previous sentence.

                  (j) Public Notice. Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 principal amount of the Securities shall receive, the Company shall publish such determination in a newspaper of general circulation in The City of New York or on the Company's then existing website or through such other public medium as the Company may use at that time.

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                                                                              67

                  (k) Company's Determination Final and Binding. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company in good faith, whose determination shall be final and binding absent manifest error.

                                   Article XII

                                   Conversion

                  Section 12.1. Conversion of Securities.

                  (a) Right to Convert. A Holder may convert its Securities for Common Stock at any time during which the conditions stated in paragraph 8 of the Securities are met. The number of shares of Common Stock issuable upon conversion of a Security shall equal the principal amount divided by the Conversion Price, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the Principal Amount of Securities if the portion is $1,000 or a multiple of $1,000.

                  (b) Conversion Procedures. To convert Securities, a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 12.1(c). The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Securities on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Price in effect on the date that such Securities shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon completion of conversion of Securities, such Person shall no longer be a Holder of such Securities.

                  No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in
Section 12.2 or as otherwise provided in this Indenture.

                  On conversion of Securities, that portion of accrued interest including accrued Contingent Interest with respect to the converted Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Securities being converted pursuant to the provisions hereof, and the Fair

Market Value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and any Contingent Interest, and the balance, if any, of such Fair Market Value (determined as aforesaid) of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof. Notwithstanding the foregoing, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest and any Additional Amounts in respect of a Security if the Company calls such Security for redemption and such Holder converts its Security prior to the Redemption Date.

                  If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

                  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

                  If the last day on which Securities may be converted is a legal holiday in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

                  (c) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

                  (d) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding of tax required by law.

                  (e) Covenants of the Company. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

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                                                                              69

                  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  Section 12.2 . Adjustments to Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination. The Company will not pay any dividend on or make any distribution on shares of its Common Stock held in the treasury of the Company.

                  (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Market Price per share of Common Stock on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Market Price per share of Common Stock on such record date and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted

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                                                                              70

Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (c) In case the Company shall distribute to all or substantially all holders of its Common Stock (i) any shares of Capital Stock (other than dividends or distributions of Common Stock on Common Stock to which Section 12.2(a) applies) of the Company, or (ii) evidences of indebtedness or
(iii) other assets (including securities of any person other than the Company, but excluding (A) all-cash distributions to which Section 12.2(d)) applies, (B) any rights or warrants referred to in Section 12.2(b) or (C) any dividends or distributions exclusively in cash in an aggregate amount that, together with all other all-cash distributions to all or substantially all holders of the Company's Common Stock made within the preceding 12 months in respect of which no Conversion Price adjustment pursuant to this Section 12.2 has been made, does not exceed an amount equal to 10% of the Company's market capitalization on the Business Day immediately preceding the day on which the Company declares such distribution), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the current market price per share (as defined in Section 12.2(e)) of the Common Stock on the record date mentioned below less the Fair Market Value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) and of which the denominator shall be the current market price per share (as defined in Section 12.2(e)) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective after the record date for the determination of shareholders entitled to receive such distribution.

                  If, subject to customary exceptions, upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under a shareholder rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion), any distribution of rights or warrants pursuant to such a stockholder rights plan shall not constitute a distribution of rights or warrants for the purposes of this Section 12.2(c).

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.2(c) (and no adjustment to the Conversion Price under this Section 12.2(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different

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                                                                              71

purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.2(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  (d) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock all-cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 12.2 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 12.2 has been made, exceeds an amount equal to 10% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 12.2) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the Determination Date less the sum of the aggregate amount of cash and the aggregate Fair Market Value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), and of which the denominator shall be such Market Price per share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid; provided that, in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than such Market Price per share of the Common Stock, in lieu of the foregoing, an adequate adjustment provision shall be made so that each holder of Securities shall have the right to receive upon conversion the amount of

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                                                                              72

cash such holder would have received had such holder converted each Security immediately prior to such distribution.

                  (e) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 12.2 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 12.2 has been made, exceeds an amount equal to 10% of the product of the Market Price per share of Common Stock as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, and of which the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 12.2(e) to any tender offer would result in a decrease in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.2(e).

                  (f) For purposes of this Section 12.2, the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (g) The Company may make such reductions to the Conversion Price, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company may from time to time reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the board of directors of the Company shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of record of the Securities a notice of reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (h) For purposes of this Section 12.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  Section 12.3. Miscellaneous Provisions Relating to Conversion.

                  (a) Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 12.2, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 12.1, Section 12.2 and Section 12.3 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

                  (b) When No Adjustment Required. No adjustment to the Conversion Price need be made:

                           (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

                           (2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

                           (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued;

                           (4) for a change in the par value or no par value of the Common Stock; or

                           (5) for accrued and unpaid interest (including any Contingent Interest or Additional Amounts).

                  To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment shall be made thereafter as to the cash, assets, property or such securities. Interest shall not accrue on such cash.

                  (c) Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  (d)      Notice to Holders Prior to Certain Actions. In case:

                           (1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 12.2;

                           (2) the Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

                           (3) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                           (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Securities Register, as promptly as

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                                                                              75

         possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                  (e) Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12.3(e).

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Securities Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

                  If this Section 12.3(e) applies to any event or occurrence,
Section 12.2 shall not apply.

                  (f) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Price or determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article VII of this Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.3(e) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 12.3(e) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article VII of this Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                  (g) Successive Adjustments. After an adjustment to the Conversion Price under Section 12.2, any subsequent event requiring an adjustment under Section 12.2 shall cause an adjustment to the Conversion Price as so adjusted.

                  (h) General Considerations. Whenever successive adjustments to the Conversion Price are called for pursuant to Section 12.2 or
Section 12.3, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Section 12.2 and Section
12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                                  Article XIII

                                  Miscellaneous

                  Section 13.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

                  Section 13.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           Manor Care, Inc.
                           333 North Summit Street, 16 (th) floor
                           Toledo, Ohio  436699-0086
                           Attention:  Mr. Paul Ormond, Chief Executive Officer

                           With a copy to:

                           Latham & Watkins Illinois LLC
                           Sears Tower, Suite 5800
                           Chicago, Illinois 60606
                           Attention: Michael Levin, Esq.

                           if to the Trustee:

                           National City Bank
                           629 Euclid Avenue
                           Cleveland, OH 44114-3484
                           Attention: Corporate Trust Department
                                      Locator 01-3116

                  For purposes of Section 2.5 (with respect to presentation of Securities for payment or for registrations of transfer or exchange) if to the
Trustee: National City Bank, c/o The Depository Trust Company, Transfer Agent Drop Service, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

                  Section 13.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 13.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                           (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 13.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                           (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  Section 13.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  Section 13.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  Section 13.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City or Cleveland, Ohio. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest, Contingent Interest or Additional Amounts shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 13.10. No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  Section 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Section 13.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  Section 13.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                               MANOR CARE, INC.

                               By: /s/ Geoffrey G. Meyers
                                   ----------------------
                                       Name:  Geoffrey G. Meyers
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                           SUBSIDIARY GUARANTORS

                           AMERICAN HOSPITAL BUILDING
                           CORPORATION

                           AMERICANA HEALTHCARE CENTER OF
                           PALOS TOWNSHIP, INC.

                           AMERICANA HEALTHCARE CORPORATION
                           OF GEORGIA

                           AMERICANA HEALTHCARE CORPORATION
                           OF NAPLES

                           ANCILLARY SERVICES MANAGEMENT, INC.

                           BAILY NURSING HOME, INC.

                           BIRCHWOOD MANOR, INC.

                           BLUE RIDGE REHABILITATION SERVICES,
                           INC.

                           CANTERBURY VILLAGE, INC.

                           CHARLES MANOR, INC.

                           CHESAPEAKE MANOR, INC.

                           DEKALB HEALTHCARE CORPORATION

                           DEVON MANOR CORPORATION

                           DISTCO, INC.

                           DIVERSIFIED REHABILITATION SERVICES,
                           INC.

                           DONAHOE MANOR, INC.

                           EAST MICHIGAN CARE CORPORATION

                           EXECUTIVE ADVERTISING, INC.

                           EYE-Q NETWORK, INC.

                           FOUR SEASONS NURSING CENTERS, INC.

                           GEORGIAN BLOOMFIELD, INC.

                           GREENVIEW MANOR, INC.

                           HCR HOME HEALTH CARE AND HOSPICE,
                           INC.

                           HCR HOSPITAL HOLDING COMPANY, INC.

                           HCR INFORMATION CORPORATION

                           HCR MANORCARE MEDICAL SERVICES OF
                           FLORIDA, INC.

                           HCR PHYSICIAN MANAGEMENT SERVICES,
                           INC.

                           HCR REHABILITATION CORP.

                           HCRA OF TEXAS, INC.

                           HCRC INC.

                           HEALTH CARE AND RETIREMENT
                           CORPORATION OF AMERICA

                           HEARTLAND CAREPARTNERS, INC.

                           HEARTLAND EMPLOYMENT SERVICES, INC.

                           HEARTLAND HOME CARE, INC.

                           HEARTLAND HOME HEALTH CARE
                           SERVICES, INC.

                           HEARTLAND HOSPICE SERVICES, INC.

                           HEARTLAND INFORMATION SERVICES, INC.
                           (fka Heartland Medical Information Services)

                           HEARTLAND MANAGEMENT SERVICES,
                           INC.

                           HEARTLAND REHABILITATION SERVICES
                           OF FLORIDA, INC.

                           HEARTLAND REHABILITATION SERVICES,
                           INC.

                           HEARTLAND SERVICES CORP.

                           HERBERT LASKIN, RPT - JOHN MCKENZIE,
                           RPT PHYSICAL THERAPY PROFESSIONAL
                           ASSOCIATES, INC.

                           HGCC OF ALLENTOWN, INC.

                           IN HOME HEALTH, INC.

                           INDUSTRIAL WASTES, INC.

                           IONIA MANOR, INC.

                           JACKSONVILLE HEALTHCARE
                           CORPORATION

                           KENSINGTON MANOR, INC.

                           KNOLLVIEW MANOR, INC.

                           LEADER NURSING AND REHABILITATION
                           CENTER OF BETHEL PARK, INC.

                           LEADER NURSING AND REHABILITATION
                           CENTER OF GLOUCESTER, INC.

                           LEADER NURSING AND REHABILITATION
                           CENTER OF SCOTT TOWNSHIP, INC.

                           LEADER NURSING AND REHABILITATION
                           CENTER OF VIRGINIA INC.

                           LINCOLN HEALTH CARE, INC.

                           MANOR CARE AVIATION, INC.

                           MANOR CARE OF AKRON, INC.

                           MANOR CARE OF AMERICA, INC

                           MANOR CARE OF ARIZONA, INC.

                           MANOR CARE OF ARLINGTON, INC.

                           MANOR CARE OF BOCA RATON, INC.

                           MANOR CARE OF BOYNTON BEACH, INC.

                           MANOR CARE OF CANTON, INC.

                           MANOR CARE OF CENTERVILLE, INC

                           MANOR CARE OF CHARLESTON, INC.

                           MANOR CARE OF CINCINNATI, INC.

                           MANOR CARE OF COLUMBIA, INC.

                           MANOR CARE OF DARIEN, INC.

                           MANOR CARE OF DELAWARE COUNTY, INC.

                           MANOR CARE OF DUNEDIN, INC.

                           MANOR CARE OF FLORIDA, INC.

                           MANOR CARE OF HINSDALE, INC.

                           MANOR CARE OF KANSAS, INC.

                           MANOR CARE OF KINGSTON COURT, INC.

                           MANOR CARE OF LARGO, INC.

                           MANOR CARE OF LEXINGTON, INC.

                           MANOR CARE OF MEADOW PARK, INC.

                           MANOR CARE OF MIAMISBURG, INC

                           MANOR CARE OF NORTH OLMSTEAD, INC.

                           MANOR CARE OF PINEHURST, INC.

                           MANOR CARE OF PLANTATION, INC.

                           MANOR CARE OF ROLLING MEADOWS, INC.

                           MANOR CARE OF ROSSVILLE, INC.

                           MANOR CARE OF SARASOTA, INC.

                           MANOR CARE OF WILLOUGHBY, INC.

                           MANOR CARE OF WILMINGTON, INC.

                           MANOR CARE OF YORK (NORTH), INC.

                           MANOR CARE OF YORK (SOUTH), INC.

                           MANOR CARE PROPERTIES, INC.

                           MANORCARE HEALTH SERVICES OF
                           BOYNTON BEACH, INC.

                           MANORCARE HEALTH SERVICES OF
                           NORTHHAMPTON COUNTY, INC.

                           MANORCARE HEALTH SERVICES OF
                           VIRGINIA, INC.

                           MANORCARE HEALTH SERVICES, INC.

                           MARINA VIEW MANOR, INC.

                           MEDI-SPEECH SERVICE, INC.

                           MID-SHORE PHYSICAL THERAPY
                           ASSOCIATES, INC.

                           MILESTONE HEALTH SYSTEMS, INC.

                           MILESTONE HEALTHCARE, INC.

                           MILESTONE REHABILITATION SERVICES,
                           INC.

                           MILESTONE STAFFING SERVICES, INC.

                           MILESTONE THERAPY SERVICES, INC.

                           MNR FINANCE CORP.

                           MRC REHABILITATION, INC.

                           NEW MANORCARE HEALTH SERVICES, INC.

                           PEAK REHABILITATION, INC.

                           PERRYSBURG PHYSICAL THERAPY, INC

                           PHYSICAL OCCUPATIONAL AND SPEECH
                           THERAPY, INC.

                           PNEUMATIC CONCRETE, INC.

                           PORTFOLIO ONE, INC.

                           REHABILITATION ADMINISTRATION
                           CORPORATION

                           REHABILITATION ASSOCIATES, INC.

                           REHABILITATION SERVICES OF ROANOKE,
                           INC.

                           REINBOLT & BURKAM, INC.

                           RICHARDS HEALTHCARE, INC.

                           RIDGEVIEW MANOR, INC.

                           ROLAND PARK NURSING CENTER, INC.

                           RVA MANAGEMENT SERVICES, INC.

                           SILVER SPRING - WHEATON NURSING
                           HOME, INC.

                           SPRINGHILL MANOR, INC.

                           STEWALL CORPORATION

                           STRATFORD MANOR, INC.

                           STUTEX CORP.

                           SUN VALLEY MANOR, INC.

                           THE NIGHTINGALE NURSING HOME, INC.

                           THERAPY ASSOCIATES, INC.

                           THERASPORT PHYSICAL THERAPY, INC.

                           THREE RIVERS MANOR, INC.

                           TOTALCARE CLINICAL LABORATORIES,
                           INC.

                           WASHTENAW HILLS MANOR, INC.

                           WHITEHALL MANOR, INC.

                           By:   /s/ R. Jeffrey Bixler
                               ------------------------------------------
                                Name:  R. Jeffrey Bixler
                                Title: Vice President, General Counsel and
                                       Secretary of each of the above-
                                       referenced corporations

                           Address:       333 N. Summit St.
                                          Toledo, Ohio 43604

                           Fax No.:       419-252-5599
                           Telephone:     419-252-5500

                           COLEWOOD LIMITED PARTNERSHIP

                           By: American Hospital Building Corporation, its
                               General Partner

                               By:   /s/ R. Jeffrey Bixler
                                   ---------------------------------------
                                   Name:  R. Jeffrey Bixler
                                   Title: Vice President, General Counsel
                                          and Secretary

                           Address:     333 N. Summit St.
                                        Toledo, Ohio 43604

                           Fax No.:     419-252-5599
                           Telephone:   419-252-5500

                           HCR HOSPITAL, LLC

                           By: HCR Hospital Holding Company, Inc., its
                               sole member

                               By:   /s/ R. Jeffrey Bixler
                                   ---------------------------------------
                                   Name:  R. Jeffrey Bixler
                                   Title: Vice President, General Counsel
                                          and Secretary

                           Address:     333 N. Summit St.
                                        Toledo, Ohio 43604

                           Fax No.:     419-252-5599
                           Telephone:   419-252-5500

                           ANCILLARY SERVICES, LLC

                           By: Heartland Rehabilitation Services, Inc., its sole member

                                 By:   /s/ R. Jeffrey Bixler
                                     ------------------------------------
                                     Name:  R. Jeffrey Bixler
                                     Title: Vice President, General Counsel
                                            and Secretary

                           Address:      333 N. Summit St.
                                         Toledo, Ohio 43604

                           Fax No.:      419-252-5599
                           Telephone:    419-252-5500

                           BOOTH LIMITED PARTNERSHIP

                           By: Jacksonville Healthcare Corporation, its General Partner

                                 By: /s/ R. Jeffrey Bixler
                                     ------------------------------------
                                     Name:  R. Jeffrey Bixler
                                     Title: Vice President, General Counsel
                                            and Secretary

                           Address:      333 N. Summit St.
                                         Toledo, Ohio 43604

                           Fax No.:      419-252-5599
                           Telephone:    419-252-5500

                           ANNANDALE ARDEN, LLC

                           BAINBRIDGE ARDEN, LLC

                           BINGHAM FARMS ARDEN, LLC

                           COLONIE ARDEN, LLC

                           CRESTVIEW HILLS, LLC

                           FIRST LOUISVILLE ARDEN, LLC

                           GENEVA ARDEN LLC

                           HANOVER ARDEN, LLC

                           JEFFERSON ARDEN, LLC

                           KENWOOD ARDEN, LLC

                           LIVONIA ARDEN, LLC

                           MEMPHIS ARDEN, LLC

                           NAPA ARDEN, LLC

                           ROANOKE ARDEN, LLC

                           SAN ANTONIO ARDEN, LLC

                           SILVER SPRING ARDEN, LLC

                           SUSQUEHANNA ARDEN LLC

                           TAMPA ARDEN, LLC

                           WALL ARDEN, LLC

                           WARMINSTER ARDEN LLC

                           WILLIAMS VILLE ARDEN, LLC

                           By:  Manor Care of America, Inc., the
                                sole member of each of the above-
                                referenced limited liability companies

                                By: /s/ R. Jeffrey Bixler
                                    ------------------------------------
                                    Name:  R. Jeffrey Bixler
                                    Title: Vice President, General Counsel
                                           and Secretary

                           Address:     333 N. Summit St.
                                        Toledo, Ohio 43604

                           Fax No.:     419-252-5599
                           Telephone:   419-252-5500

                           BATH ARDEN, LLC

                           CLAIRE BRIDGE OF ANDERSON, LLC

                           CLAIRE BRIDGE OF AUSTIN, LLC

                           CLAIRE BRIDGE OF KENWOOD, LLC

                           CLAIRE BRIDGE OF SAN ANTONIO, LLC

                           CLAIRE BRIDGE OF SUSQUEHANNA, LLC

                           CLAIRE BRIDGE OF WARMINSTER, LLC

                           FRESNO ARDEN, LLC

                           MESQUITE HOSPITAL, LLC

                           TUSCAWILLA ARDEN, LLC

                           By:  Manor Care Health Services, Inc., the
                                sole member of each of the above-
                                referenced limited liability companies

                                By: /s/ R. Jeffrey Bixler
                                    ------------------------------------
                                    Name:  R. Jeffrey Bixler
                                    Title: Vice President, General Counsel
                                           and Secretary

                           Address:      333 N. Summit St.
                                         Toledo, Ohio 43604

                           Fax No.:      419-252-5599
                           Telephone:    419-252-5500

                           HCR MANORCARE MESQUITE, L.P.

                           By:  Mesquite Hospital, LLC, its
                                General Partner

                                By: /s/ R. Jeffrey Bixler
                                    ------------------------------------
                                    Name:  R. Jeffrey Bixler
                                    Title: Vice President, General Counsel
                                           and Secretary

                           Address:      333 N. Summit St.
                                         Toledo, Ohio 43604

                           Fax No.:      419-252-5599
                           Telephone:    419-252-5500

                           NATIONAL CITY BANK, as Trustee

                           By: /s/ James E. Schultz
                               ----------------------------------------
                               Name: James E. Schultz
                               Title: Vice President

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                    [Applicable Restricted Securities Legend]

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES, AND BY ACCEPTANCE OF BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (2) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS:
MANOR CARE, INC., 333 NORTH SUMMIT STREET, 16TH FLOOR, TOLEDO, OHIO 43699-0086,
ATTENTION: GEOFFREY G. MEYERS, CHIEF FINANCIAL OFFICER.

                     [Global Security Legend, if applicable]

No. [___]                                  Principal Amount $[_____________], as
revised by the Schedule of Increases and Decreases in Global Security attached hereto

                                                             CUSIP NO. 564055AD3
                                                              ISIN: US564055AD38

                    2.125% Convertible Senior Notes due 2023

                  Manor Care, Inc., a Delaware corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on April 15, 2023.

                  Interest Payment Dates: April 15 and October 15
                  Regular Record Dates: April 1 and October 1

                  Additional provisions of this Security are set forth on the other side of this Security.

                               MANOR CARE, INC.

                               By: _____________________________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

NATIONAL CITY BANK,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By ________________________
     Authorized Signatory                        Date: [__________]

                       [FORM OF REVERSE SIDE OF SECURITY]

                    2.125% Convertible Senior Notes due 2023

1.       Interest

                  Manor Care, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate of 2.125% per annum.

                  The Company will pay interest semiannually on April 15 and October 15 of each year commencing October 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from April 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Interest on Securities converted after the close of business on a regular record date, but prior to the opening of business on the corresponding interest payment date, will be paid to the Holder on the regular record date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid to the Holder on such interest payment date. No such payment need be made with respect to Securities in respect of which a redemption date has been declared that falls within such period or on such interest payment date. A Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest and any Additional Amounts in respect of a Security if the Company calls such Security for redemption and such Holder converts such Security on or prior to the Redemption Date.

                  If the principal hereof or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the redemption price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if interest (including Contingent Interest, if any) due hereon or any portion of such interest is not paid when due in accordance with this paragraph or paragraph 5 hereof, then in each such case the overdue amount shall bear interest at the rate of 2.125% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.       Method of Payment

                  By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest (including any Contingent Interest) or any Additional Amounts, if any, on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such amount. The Company will pay interest (including any Contingent Interest) (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal and interest (including any Contingent Interest) and any Additional Amounts, if any, will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of Securities represented by a Definitive Security (including principal and interest, Contingent Interest, if any, and Additional Amounts, if any) by mailing a check to the registered address of the Holder thereof; provided, however, that payments on securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent, Registrar, Conversion Agent, Authenticating Agent and Bid
Agent

                  Initially, National City Bank (the "Trustee"), will act as Trustee, Paying Agent, Registrar, Conversion Agent, Authenticating Agent and Bid Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent, Authenticating Agent or Bid Agent without notice to any Securityholder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar, Conversion Agent or Authenticating Agent, subject to the terms of the Indenture. Neither the Company nor any of its Affiliates may act as Bid Agent.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of April 15, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Company limited to $90.0 million aggregate principal amount (up to $100.0 million aggregate principal amount if the Initial Purchasers' option to purchase additional Securities is exercised in full), except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.8, 2.9, 2.10, 2.11, 2.13, 9.5, 5.8,
11.3 or 12.1 of the Indenture. The Securities will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, consolidation, mergers and sale of assets of the Company.

                  To guarantee the due and punctual payment of the principal and interest (including any Contingent Interest) and any Additional Amounts, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.       Contingent Interest

                  The Company shall pay Contingent Interest in cash to the Holders in respect of any six-month period from April 15 to October 14 and from October 15 to April 14, commencing with the six-month period beginning April 15, 2010, if the average Securities Price for the Applicable Five Trading Day Period with respect to such interest period equals 120% or more of $1,000 principal amount of Securities. The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any interest period shall equal 0.25% of the average Securities Price for the Applicable Five Day Trading Period with respect to such interest period. Contingent Interest, if any, will accrue from April 15 or October 15, as applicable, and will be payable on the next succeeding October 15 or April 15 interest payment date, as the case may be. Contingent Interest will be paid to the person in whose name a Security is registered at the close of business on April 1 or October 1, as the case may be, immediately preceding the relevant interest payment date on which Contingent Interest is payable. All payments of Contingent Interest shall be made in cash.

                  Upon determination that Holders will be entitled to receive Contingent Interest during an interest period, on or prior to the first day of such interest period, the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing such information with respect to the payment of Contingent Interest or publish such information on its web site or through such other public medium as the Company may use at that time.

6.       Redemption

                  No sinking fund is provided for the Securities. The Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after April 15, 2010, on at least 30 days but not more than 60 days' prior notice mailed to the registered address of each Holder of Securities to be so redeemed, at a redemption price equal to 100% of their principal amount plus accrued but unpaid interest (including any Contingent Interest) and Additional Amounts, if any, to but excluding the Redemption Date.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee by lot, or on a pro rata basis, or by another method as the Trustee shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest (including any Contingent Interest) and

Additional Amounts, if any, will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

7. Purchase By the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change

                  (a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Securities held by such Holder on April 15, 2005, April 15, 2008, April 15, 2010, April 15, 2013 and April 15, 2018 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest (including any Contingent Interest) and Additional Amounts, if any, to such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash for any Securities to be purchased as of the Purchase Date occurring on April 15, 2005. With respect to the April 15, 2008, April 15, 2010, April 15, 2013 and April 15, 2018 Purchase Dates, the Purchase Price may be paid by the Company, at its option, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof as set forth in the Indenture, provided that the Company will pay accrued and unpaid interest (including Contingent Interest) and Additional Amounts, if any, in cash.

                  Securities in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

                  (b) If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 Business Days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to the principal amount of Securities purchased plus accrued and unpaid interest, including any Contingent Interest, and Additional Amounts, if any, to but excluding the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company, at its option, in cash, by the issuance and delivery of shares of Common Stock of the Company or a combination thereof, as set forth in the Indenture, provided that the Company will pay accrued and unpaid interest (including any Contingent Interest) and Additional Amounts, if any, in cash.

                  (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

                  (d) If cash (and/or Common Stock if permitted under the Indenture) sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all

Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including any Contingent Interest) and Additional Amounts, if any, shall cease to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

8.       Conversion

                  Subject to the procedures set forth in the Indenture, a Holder may convert Securities into Common Stock of the Company at any time on or before the close of business on April 15, 2023 if at least one of the following conditions is satisfied on the Conversion Date:

                  (a) the average of the Sale Prices for the Common Stock for the 20 Trading Days immediately prior to the Conversion Date is greater than or equal 120% of the Conversion Price per share of Common Stock on such Conversion Date;

                  (b) the credit ratings assigned to the Securities by of Moody's Investors Service, Inc. or Standard & Poor's Ratings Services are lower than Ba3 and BB+, respectively, or the Securities are no longer rated by at least one of these rating agencies;

                  (c) the Securities have been called for redemption by the Company, in which case a Holder may convert Securities into Common Stock at any time prior to the close of business on the Business Day prior to the Redemption Date;

                  (d) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Sale Price at the time of such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place. The ex-dividend date is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer; and

                  (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction;

                  Securities in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Securities pursuant to paragraph 7 hereof and Section 11.1 or Section 11.2 of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Price is $31.12, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

                  Holders of Securities at the close of business on a Regular Record Date will receive payment of interest (including any Contingent Interest) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding interest payment date (except for Securities in respect of which a Redemption Date has been declared that falls within this period or on such interest payment date) must be accompanied by payment of an amount equal to the interest (including any Contingent Interest) that the Holder is to receive on the Securities. If the Company is required to pay any Contingent Interest, Securities surrendered for conversion during the period from the close of business on the Regular Record Date for such Contingent Interest to the opening of business on the interest payment date for such Contingent Interest (except for Securities in respect of which a Redemption Date has been declared that falls within this period or on such interest payment date for such Contingent Interest) must be accompanied by payment of an amount equal to such Contingent Interest that the Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Contingent Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion. Notwithstanding the foregoing, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest and any Additional Amounts in respect of a Security if the Company calls such Security for redemption and such Holder converts its Security prior to the Redemption Date.

                  To convert the Securities a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                  A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of the Securities, that portion of accrued and unpaid interest attributable to the period from the Issue Date to the Conversion Date and accrued and unpaid Contingent Interest with respect to the converted portion of the Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of the Securities being converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid Contingent Interest, and the balance, if any, of such Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof. Notwithstanding the foregoing, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest and any Additional Amounts in respect of a Security if the Company calls such Security for redemption and such Holder converts such Security prior to the Redemption Date

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest (including any Contingent Interest) and Additional Amounts, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any

Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants of the Company or its Subsidiaries, or surrender rights and powers conferred on the Company or its Subsidiaries, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

13.      Defaults and Remedies

                  Under the Indenture, Events of Default include, but are not limited to, (i) default for 30 days in payment of interest (including any Contingent Interest) or Additional Amounts, if any, when due on the Securities;
(ii) default in payment of principal on the Securities at Stated Maturity, upon required repurchase pursuant to paragraph 7 or upon optional redemption pursuant to paragraph 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV or Section 10.2 of the Indenture; (iv) the failure by the Company to comply for 60 days after written notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), or (iii) above); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (other than Non-Recourse Debt of a Non-Recourse Subsidiary), whether such Debt now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest (including any Contingent Interest) and Additional Amounts, if any, or on such Debt prior to the expiration of the grace period provided in such Debt ("Payment Default") or (b) results in the acceleration of such Debt prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary; (vi) certain events of bankruptcy, insolvency or reorganization of the Company (the "bankruptcy provisions"); or (vii) entry in a court of competent jurisdiction of a final judgment for the payment of $20.0 million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within 90 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished (the "judgment default provision"). However, a default under clause (iv) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clause (iv) hereof after receipt of such notice.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest (including any Contingent Interest) and Additional Amounts, if any) if it determines that withholding notice is in their interest.

14.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.      Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Manor Care, Inc.
                  333 North Summit Street, 16th Floor
                  Toledo, Ohio 43699-0086
                  Attention: Geoffrey G. Meyers, Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              _____________________________________________________
              (Print or type assignee's name, address and zip code)

                  _____________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________                   Your Signature: ____________________

Signature Guarantee:____________________________________________________________
                         (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

[ ]   1                    acquired for the undersigned's own account, without
                           transfer; or

[ ]   2                    transferred to the Company; or

[ ]   3                    transferred pursuant to an effective registration
                           statement under the Securities Act of 1933, as amended (the "Securities Act"); or

[ ]   4                    transferred pursuant to and in compliance with Rule
                           144A under the Securities Act; or

[ ]   5                    transferred pursuant to and in compliance with
                           Regulation S under the Securities Act; or

[ ]   6                    transferred pursuant to another available exemption
                           from the registration requirements of the Securities
                           Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

                                           ____________________________
                                           Signature

Signature Guarantee:

______________________________             ____________________________
(Signature must be guaranteed)             Signature

________________________________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

_______________________________________
Dated:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                                     Principal Amount of          Signature of
                   Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
                    Principal Amount of      Principal Amount of        following such           of Trustee or
      Date         this Global Security     this Global Security     decrease or increase     Securities Custodian
---------------- ------------------------ ------------------------ ------------------------ ------------------------

                            FORM OF CONVERSION NOTICE

To:      Manor Care, Inc.

         The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Manor Care, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

         This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:                         ________________________________________________

                               ________________________________________________
                                          Signature(s)

                               Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

                               ________________________________________________
                                          Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

____________________________________
(Name)                                  Principal amount to be converted
                                        (if less than all):   $__________,000

____________________________________
(Street Address)

____________________________________    _______________________________________
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:      Manor Care, Inc.

         The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Manor Care, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
                               ________________________________________________

                               ________________________________________________
                                                 Signature(s)

                               Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

                               ________________________________________________
                                              Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

____________________________________
(Name)                                  Principal amount to be purchased
                                        (if less than all):   $___________,000

____________________________________
(Street Address)
____________________________________    _______________________________________
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

If the Company has elected to pay the Fundamental Change Purchase Price, in whole or in part, in Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable in cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied, I elect [check one]:

         __ to withdraw this Purchase Notice as to the Securities to which this Purchase Notice relates in the principal amount of $_________, 000, with certificate numbers _______, or

         __ to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which this Purchase Notice relates.

                             FORM OF PURCHASE NOTICE

To:      Manor Care, Inc.

         The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Manor Care, Inc. (the "Company") as to the holder's option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
                               ________________________________________________

                               ________________________________________________
                                                 Signature(s)

                               Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

                               ________________________________________________
                                             Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

____________________________________
(Name)                                  Principal amount to be purchased
                                        (if less than all):   $__________,000

____________________________________
(Street Address)

____________________________________    _______________________________________
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

If the Company has elected to pay the Purchase Price, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable in cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied, I elect [check one]:

         __ to withdraw this Purchase Notice as to the Securities to which this Purchase Notice relates in the Principal Amount of $_________, 000, with certificate numbers _______, or

         __ to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which this Purchase Notice relates.

                                                                       EXHIBIT B

            FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

                  This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Guarantee"), among [name of future Subsidiary Guarantor] (the "Guarantor"), Manor Care, Inc. (together with its successors and assigns, the "Company"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and National City Bank, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 15, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $90.0 million (up to $100.0 million if the Initial Purchasers' option to purchase additional Securities is exercised in full) of 2.125% Convertible Senior Notes due 2023 of the Company (the "Securities");

                  WHEREAS, Section 3.3 of the Indenture provides that the Company is required to cause each Subsidiary (other than a Subsidiary that does not Guarantee obligations under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes or the 2013 Notes) created or acquired by the Company or one or more of its Subsidiaries or any Subsidiary that Guarantees the payment of Debt of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of and interest, Contingent Interest, if any, and Additional Amounts, if any, on the Securities on a senior basis; and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words

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                                                                             B-2

"herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

                  SECTION 2.1. Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

                  SECTION 2.2. Guarantee. The Guarantor fully, unconditionally and irrevocably Guarantees to each Holder of the Securities and the Trustee the Obligations pursuant to Article X of the Indenture on a senior basis.

                                   ARTICLE III

                                  Miscellaneous

                  SECTION 3.1. Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

                  SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

                  SECTION 3.3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

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                                                                             B-3

                  SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  SECTION 3.7. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        [SUBSIDIARY GUARANTOR],
                                        as a Guarantor

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        NATIONAL CITY BANK, as Trustee

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        MANOR CARE, INC.

                                        By: ____________________________________
                                           Name:
                                           Title:

                                        [INSERT OTHER SUBSIDIARY
                                        GUARANTORS]

                                        By: ____________________________________
                                            Name:
                                            Title: